UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.05 per share	AMCR	New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	New York Stock Exchange
5.450% Guaranteed Senior Notes Due 2029	AMCR/29	New York Stock Exchange
3.200% Guaranteed Senior Notes Due 2029	AUKF/29	New York Stock Exchange
3.950% Guaranteed Senior Notes Due 2032	AMCR/32	New York Stock Exchange
3.750% Guaranteed Senior Notes Due 2033	AUKF/33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2026, the Board of Directors of Amcor plc (the “Company”) acted to change the Company’s fiscal year end from a year beginning on July 1 and ending June 30 to a year beginning on January 1 and ending December 31. The change in fiscal year results in an abbreviated fiscal year for the Company from July 1, 2026 to December 31, 2026 (the “Transition Period”). The Company’s first full calendar fiscal year resulting from the change will be the year ended December 31, 2027. The Company’s fiscal quarters will remain calendar quarters. In accordance with the applicable rules of the Securities and Exchange Commission, the Company will file a transition report on Form 10-K/T with respect to the Transition Period. Until December 31, 2026, the Company will continue to report its quarterly financial results in accordance with its current fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

Date	May 6, 2026	/s/ Damien Clayton
		Name:	Damien Clayton
		Title:	Company Secretary